UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

New Age Beverages Corporation

(Exact Name of Registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	303-566-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2019, New Age Beverages Corporation, a Washington corporation (the “Company”), and East West Bank (“EWB”) entered into a Loan and Security Agreement, which was amended by the First Amendment, Waiver and Consent to Loan and Security Agreement, dated July 11, 2019 (as amended, the “Loan Agreement”). The Loan Agreement provides for (i) a term loan in the aggregate principal amount of $15.0 million, which may be increased to $25.0 million, subject to the satisfaction of certain conditions and (ii) a $10.0 million revolving loan facility.

On October 9, 2019, the Company entered into a Second Amendment and Waiver to Loan and Security Agreement (the “Second Amendment”) with EWB. Under the Second Amendment, the Bank waived (i) any default under Section 7.12(b) of the Loan Agreement for failure to maintain at least $5.0 million of net cash at an account at EWB or any of EWB’s affiliates in the United States or in China during the period from July 25, 2019 to October 9, 2019 and (ii) any default under Sections 6.8(a) and 7.6 for failing to maintain primary operating accounts with EWB or EWB’s affiliates and ensure that the Company and its subsidiaries’ deposit accounts and securities and investment accounts with third party financial institutions located in China contain no more than 40% of the Company and its subsidiaries’ total cash, cash equivalents and investment balances maintained in China. The Second Amendment also amended (i) Sections 6.8(a) and 7.6 of the Loan Agreement to extend the time period for complying with Section 6.8(a) from no later than 120 days after the Effective Date (as defined in the Loan Agreement) to November 30, 2019 and to make the covenants no longer applicable to the Company’s subsidiaries in China and (ii) Section 7.12(b) to decrease the amount of net cash of the Company and its subsidiaries required to be maintained at an EWB account on and after December 31, 2019 from $5.0 million to $2.0 million.

The summary of the Second Amendment in this Current Report on Form 8-K is qualified by reference to the full text of the Second Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment and Waiver to Loan and Security Agreement, dated October 9, 2019, by and between New Age Beverages Corporation and East West Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Age Beverages Corporation

Date: October 11, 2019	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer